EXHIBIT (j)(1)

SUTHERLAND ASBILL & BRENNAN LLP

STEVEN B. BOEHM	1275 Pennsylvania Avenue, NW
DIRECT LINE: 202.383.0176	Washington, DC 20004-2415
Internet: sboehm@sablaw.com	202 383-0100
fax 202 637-3593
www.sablaw.com

February 1, 2006

Board of Trustees
TIAA-CREF Institutional Mutual Funds
730 Third Avenue
New York, N.Y. 10017-3206

Re:	TIAA-CREF Institutional Mutual Funds
Post-Effective Amendment No. 16

Trustees:

           We hereby consent to the reference to our name under the caption “Legal Matters” in the statement of additional information filed as a part of Post-Effective Amendment No. 16 to the Form N-1A registration statement for TIAA-CREF Institutional Mutual Funds (File No. 333-76651). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Steven B. Boehm

Steven B. Boehm

SBB/sab

Atlanta      *      Austin      *      New York      *      Tallahassee      *      Washington DC